VOTING AGREEMENT

This Voting Agreement (this “Agreement”) is made as of January __, 2014 by and between EcoSmart Surface & Coatings Technologies, Inc., a Florida corporation (“ESCT”) and ________ ________________________, a stockholder of Findex.com, Inc., a Nevada corporation (“FIND”) (the “FIND Principal Stockholder”).

WHEREAS, concurrently with the execution and delivery of this Agreement, FIND, ESCT Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of FIND (“Merger-Sub”), and ESCT, inter alia, are entering into a certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which ESCT is to be merged with and into Merger-Sub as part of a forward subsidiary merger, leaving Merger-Sub as a wholly-owned subsidiary of FIND and the surviving corporation following the contemplated merger (the “Merger”);

WHEREAS, as of the date hereof, FIND Principal Stockholder is a Beneficial Owner (as defined below) of the Subject Shares (as defined below); and

WHEREAS, in order to induce ESCT to enter into the Merger Agreement contemporaneously herewith, FIND Principal Stockholder has agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, the parties agree as follows:

1.           Certain Definitions.

“Beneficially Own” or “Beneficial Owner” with respect to any securities means having “beneficial ownership” as determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

“Expiration Date” means the earlier to occur of (i) the Effective Time (as defined in the Merger Agreement) or (ii) the date on which the Merger Agreement is terminated pursuant to its terms.

“FIND Capital Stock” means FIND Common Stock and FIND Preferred Stock, together with any other capital stock of FIND issued and outstanding as of the date hereof.

“FIND Common Stock” means shares of common stock, $0.001 par value, of FIND.

“FIND Options and Other Rights” means options, warrants and other rights to acquire, directly or indirectly, shares of FIND Capital Stock.

“FIND Preferred Stock” means shares of preferred stock, $0.001 value, of FIND.

 “Subject Shares” means (i) all shares of FIND Capital Stock Beneficially Owned by the FIND Principal Stockholder as of the date of this Agreement, and (ii) all additional shares of FIND Capital Stock of which the FIND Principal Stockholder acquires Beneficial Ownership during the period from the date of this Agreement through the Expiration Date.

2.           Voting.

(a) The FIND Principal Stockholder hereby agrees that, prior to the Expiration Date, at any meeting of the stockholders of FIND, however called, or in relation to any written action by consent of stockholders of FIND, unless otherwise directed in writing by ESCT, FIND Principal Stockholder  shall cause to be counted as present thereat for purposes of establishing a quorum and, subject only to FIND’s compliance with applicable securities laws, shall vote, cause to be voted, or provide its consent, as applicable, in each case in relation to any and all Subject Shares as of the record date of such meeting or written consent:

(i)           “for” and in favor of (a) the adoption and approval of the Merger Agreement and the terms thereof, (b) each of the other actions contemplated by the Merger Agreement, including without limitation the Merger itself, (c) any proposed increase in the number of authorized shares of FIND Common Stock for the Merger and/or other purposes, and (d) any action in furtherance of any of the foregoing;

(ii)           “against” any action or agreement that would result in a breach of any representation, warranty, covenant or obligation of FIND in the Merger Agreement; and

(iii)           “against” the following actions (except as may be otherwise set forth in or contemplated by the Merger Agreement, including without limitation the Merger): (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving FIND or any subsidiary of FIND; (B) any sale, lease, sublease, license, sublicense or transfer of a material portion of the rights or other assets of FIND or any subsidiary of FIND; (C) any reorganization, recapitalization, dissolution or liquidation of FIND or any subsidiary of FIND; (D) any change in the individuals who serve as members of the board of directors of FIND; (E) any amendment to FIND’s certificate of incorporation or bylaws; (F) any material change in the capitalization of FIND or FIND’s corporate structure; and (G) any other action which is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or adversely affect the Merger or any of the other transactions contemplated by the Merger Agreement or this Agreement.

(b)           No provision contained in this Agreement shall prohibit the FIND Principal Stockholder from voting in its capacity as a director of FIND in any manner whatsoever.

(c)           Prior to the Expiration Date, the FIND Principal Stockholder shall not enter into any other agreement or understanding with any third party requiring it to vote in its capacity as a stockholder or give instructions in any manner inconsistent with clause “(i),” clause “(ii)” or clause “(iii)” of Subsection (a) of this Section 2 of this Agreement.

(d)           The FIND Principal Stockholder hereby waives and agrees not to exercise or seek to exercise any applicable “appraisal rights” under Nevada corporate law with respect to the Subject Shares in connection with the Merger and the Merger Agreement.

3.           Proof of Vote/Consent.  In the event that approval by FIND stockholders of the Merger and the Merger Agreement is not obtained after appropriate steps have been taken in accordance with the Merger Agreement to so obtain such approval, then, and in such event, the FIND Principal Stockholder shall promptly provide to FIND evidence in form reasonably satisfactory to FIND of the fulfillment of his obligations under this Agreement.

4.           Representations and Warranties of the FIND Principal Stockholder.   The FIND Principal Stockholder represents and warrants to FIND as follows:

(a)           As of the date of this Agreement and at all times through the Expiration Date:

(i)           The FIND Principal Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of FIND Common Stock set forth under the heading “Shares of FIND Common Stock Beneficially Owned”, on the signature page hereof;

(ii)           The FIND Principal Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding shares of FIND Preferred Stock set forth under the heading “Shares of FIND Preferred Stock Beneficially Owned”, on the signature page hereof;

(iii)           The FIND Principal Stockholder is the Beneficial Owner (free and clear of any encumbrances or restrictions) of the outstanding FIND Options and Other Rights set forth under the heading “Number of shares of FIND Common Stock FIND Options and Other Rights Beneficially Owned are exercisable for” on the signature page hereof; and

(iv)           The FIND Principal Stockholder does not directly or indirectly Beneficially Own any shares of FIND Capital Stock or FIND Options or Other Rights or other securities of FIND, other than the shares of FIND Capital Stock and FIND Options and Other Rights as set forth on the signature page hereof.

(b)           The FIND Principal Stockholder has the legal capacity, power and authority to enter into and perform all of its obligations under this Agreement.  This Agreement has been duly executed and delivered by the FIND Principal Stockholder, and upon its execution and delivery by FIND, will constitute a legal, valid and binding obligation of the FIND Principal Stockholder, enforceable against him in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to creditors rights generally, and the availability of injunctive relief and other equitable remedies.

(c)           The execution, delivery and performance by the FIND Principal Stockholder of this Agreement will not (i) conflict with, require a consent, waiver or approval under, or result in a breach of or default under, any of the terms of any contract, commitment or other obligation (written or oral) to which the FIND Principal Stockholder is a party or by which any of his assets may be bound.

(d)           No filing with, and no permit, authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by the FIND Principal Stockholder and the consummation by the FIND Principal Stockholder of the transactions contemplated hereby.

5.           Covenants of the FIND Principal Stockholder.   The FIND Principal Stockholder covenants and agrees for the benefit of FIND that, until the Expiration Date, it shall not:

(a)           sell, transfer, pledge, hypothecate, encumber, assign, tender or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, hypothecation, encumbrance, assignment, tender or other disposition of, (i) any Subject Shares or any interest therein, or (ii) any FIND Options and Other Rights or any interest therein; provided, however, that the FIND Principal Stockholder may convert, exercise or exchange FIND Options and Other Rights into or for shares of FIND Common Stock in which event such shares of FIND Common Stock shall become and be deemed Subject Shares subject to all the terms and conditions of this Agreement;

(b)           acquire any shares of the stock of FIND except pursuant to existing FIND Options and Other Rights or unless such shares shall become subject to the terms of this Agreement;

(c)           grant any powers of attorney or proxies or consents in respect of any of the Subject Shares, deposit any of such Subject Shares into a voting trust, or enter into any voting agreement with respect to any of such Subject Shares; or

(d)           take any other action with respect to the Subject Shares that would in any way restrict, limit or interfere with the performance of the FIND Principal Stockholder’s obligations hereunder or the transactions contemplated hereby and under the Merger Agreement.

6.           Adjustments; Additional Shares.   In the event (a) of any stock dividend, stock split, merger, recapitalization, reclassification, combination, exchange of shares or the like of FIND Capital Stock on, of or affecting the Subject Shares, or (b) that the FIND Principal Stockholder shall become the Beneficial Owner of any additional shares of FIND Capital Stock or other securities entitling the holder thereof to vote or give consent with respect to the matters set forth in Section 2(b), then the terms of this Agreement shall apply to the shares of FIND Capital Stock or other instruments or documents held by the FIND Principal Stockholder immediately following the effectiveness of the events described in clause (a) or the FIND Principal Stockholder becoming the Beneficial Owner thereof as described in clause (b), as though, in either case, they were Subject Shares hereunder.

7.           Amendments and Waivers.   Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. To the maximum extent permitted by law, (a) no waiver that may be given by a party shall be applicable except in the specific instance for which it was given and (b) no notice to or demand on one party shall be deemed to be a waiver of any obligation of such party or the right of the party giving such notice or demand to take further action without notice or demand.

8.           Assignment.   This Agreement may not be assigned by any party hereto without the prior written consent of the other parties. Subject to the foregoing, all of the terms and provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective executors, heirs, personal representatives, successors and assigns.

9.           Entire Agreement.   This Agreement and the documents, instruments and other agreements specifically referred to herein or delivered pursuant hereto, set forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between or among the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement.

10.           Notices.  Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given: (a) on the date established by the sender as having been delivered personally; (b) on the date delivered by FedEx, UPS, or USPS, as established by the sender as per courier receipt; (c) on the date sent by email as a file attachment in .pdf format; or (d) on the fifth (5th) day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid.  Any such communications, to be valid, must be addressed as follows:

If to ESCT:

EcoSmart Surface & Coating Technologies, Inc.
1313 South Killian Drive
Lake Park, FL 33403
Att: Joseph Alvarez, Chief Executive Officer

Email:

If to the FIND Principal Stockholder:

__________________________
__________________________
__________________________
Att:  ______________________

Email: _____________________

or to such other address or to the attention of such party/ies as the recipient party has specified by prior written notice to the sending party (or in the case of counsel, to such other readily ascertainable business address as such counsel may hereafter maintain). If more than one method for sending notice as set forth above is used, the earliest notice date established as set forth above shall control.

11.         Captions.    All captions contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

12.         Severability; Enforcement.   Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.         Specific Performance.   The FIND Principal Stockholder acknowledges that the agreements contained in this Agreement are an integral part of the transactions contemplated by the Merger Agreement, and that, without these agreements, FIND would not enter into the Merger Agreement, and acknowledges that damages would be an inadequate remedy for any breach by the FIND Principal Stockholder of the provisions of this Agreement.  Accordingly, the FIND Principal Stockholder agrees that his obligations hereunder shall be specifically enforceable and he shall not take any action to impede the other from seeking to enforce such right of specific performance.

14.         Consent to Jurisdiction; Waiver of Jury Trial.  Each party irrevocably submits to the exclusive jurisdiction of (a) the United States District Court for the District of Delaware, and (b)  the State of Delaware Court of Chancery, for the purposes of any proceeding arising out of this Agreement.  Each party agrees to commence any such proceeding either in the United States District Court for the District of Delaware, or if such proceeding may not be brought in such court for jurisdictional reasons, then in the State of Delaware Court of CHancery, and, as may be necessary, the State of Delaware Court of Appeals.  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth above shall be effective service of process for any proceeding brought within the State of Delaware with respect to any matters to which it has submitted to jurisdiction in this Section 14 of this Agreement.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any proceeding arising out of this Agreement (i) the United States District Court for the District of Delaware, or (ii) the State of Delaware Court of Chancery, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such proceeding brought in any such court has been brought in an inconvenient forum.  EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF SUCH PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

15           Governing Law.  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of laws rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

IN WITNESS WHEREOF, each of ESCT and the FIND Principal Stockholder have executed this Agreement, or caused this Agreement to be executed by the respective officers thereunto duly authorized, in each case as of the date first written above.

ECOSMART SURFACES & COATINGS TECHNOLOGIES, INC.

By: _____________________________________
Name: Joseph Alvarez
Title:   Chief Executive Officer

FIND PRINCIPAL STOCKHOLDER:

________________________________________
 [NAME]

Number of shares of FIND Common Stock Beneficially Owned:  _____________

Number of shares of FIND Preferred Stock Beneficially Owned:  _____________

Number of shares of FIND Common Stock for which FIND Options and Other Rights Beneficially Owned are exercisable:  _______________